EXHIBIT 23.7

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this registration statement.


                                 /s/ Jiaxin Dexin Certified Public Accountants
                                     Jiaxin Dexin Certified Public Accountants

No. 567 Qinjian Road, City of Jiaxin
Zhejiang Province

Date: May 29, 1997